EXHIBIT 99.1
Press Release

AVIS BUDGET GROUP COMMENTS ON OPERATING ENVIRONMENT AND
EXPECTED RESULTS FOR SECOND QUARTER AND FULL YEAR 2008

Parsippany, N.J., July 2, 2008– Avis Budget Group, Inc. (NYSE: CAR) today commented on events and trends impacting the vehicle services operating climate and the Company’s financial performance.

“While our cost-saving efforts related to our Performance Excellence initiative are accelerating as planned, the second quarter has turned out to be a significantly more challenging operating environment than expected.  As with our entire industry, we are confronting rising fuel costs, weaker-than-expected enplanements, lower commercial travel volumes and lower time and mileage rates per day,” said Ronald L. Nelson, Chairman and Chief Executive Officer, Avis Budget Group.  “As a result, our second quarter results will be below last year’s.”

“We believe that vehicle rental demand in the summer months may outpace supply, as we and others in the industry have trimmed peak fleet levels. This should result in favorable pricing comparisons and our advance reservations would support that view. But the recently announced capacity reductions by the airline industry are expected to contribute to a more difficult fourth quarter operating environment,” said Mr. Nelson.  “Given these dynamics, we expect that full-year earnings will be below our 2007 results.  In particular, while it is difficult in the current environment to accurately forecast our future results, we currently estimate that our 2008 EBITDA will be approximately $350 million and our 2008 pretax income will be approximately $140 million, excluding any unusual items.”

“We remain focused on operating the business in the most efficient manner, including optimizing fleet levels and implementing aggressive cost controls, while continuing to execute our long-term strategy.  Our experience selling vehicles in the second quarter was favorable, and our Performance Excellence process improvement initiative continues to help us in our efforts to offset rising costs,” said Mr. Nelson.  “In addition, we continue to expect to generate significant free cash flow as a percentage of pretax income in 2008, and we will consider deploying cash to reduce indebtedness or to repurchase stock, as both alternatives appear remarkably attractive.”

The Company anticipates releasing second quarter financial results after the market close on August 6, 2008, and will provide more details at that time.

About Avis Budget Group, Inc.
Avis Budget Group (NYSE: CAR) is a leading provider of vehicle rental services, with operations in more than 70 countries.  Through its Avis and Budget brands, the Company is the largest general-use vehicle rental company in each of North America, Australia, New Zealand and certain other regions based on published airport statistics.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 30,000 employees.   For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate", “forecast” and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.  Any statements that refer to expectations or other characterizations of future events, circumstances or results, including all statements related to quarterly or full year 2008 expected results, future costs and cost-saving initiatives are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the vehicle rental industry, greater than expected cost increases for new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, a downturn in airline passenger traffic, an occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, fluctuations related to the mark-to-market of derivatives which hedge our exposure to interest rates and the Company’s ability to accurately estimate its future results and implement its strategy for growth.  Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2007 included under headings such as "Forward-Looking Statements", “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations".  Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

The Company’s Share Repurchase Program may be suspended, modified or discontinued at any time without prior notice, accordingly, there can be no assurances that any additional repurchases will occur.

This release includes references to EBITDA and free cash flow, which are non-GAAP financial measures as defined under SEC rules.    EBITDA represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any goodwill impairment charge, non-vehicle related interest and income taxes. We believe that EBITDA is useful as a supplemental measure in evaluating the aggregate performance of our operating businesses. EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. It is also a component of our financial covenant calculations under our credit facilities, subject to certain adjustments. This release also includes references to EBITDA and pretax income, excluding any unusual items, which are also non-GAAP measures.  We exclude such items as they are not representative of the results of operations of our businesses and due to the difficulty of estimating such items as well as certain tax items, we are not providing a reconciliation to estimated net income for such measures.  Free cash flow represents net cash provided by operating activities adjusted to include the cash inflows and outflows relating to (i) capital expenditures and GPS navigational units, (ii) the investing and financing activities of our vehicle programs, (iii) asset sales and (iv) the change in restricted cash. We believe that free cash flow is useful to management and the Company’s investors in measuring the cash generated by the Company that is available to be used to repurchase stock, repay debt obligations, pay dividends and invest in future growth through new business development activities or acquisitions.

                Contacts
                Media Contact:                                                                                  Investor Contact:
            John Barrows                                                                                       David Crowther
            973-496-7865                                                                         973-496-7277

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